Exhibit 5.1

August 15, 2019

TESSCO Technologies Incorporated

11126 McCormick Road

Hunt Valley, Maryland 21031

Re:        TESSCO Technologies Incorporated, a Delaware corporation (the “Corporation”):  Registration Statement on Form S-8 to be filed on or about the date hereof relating to 1,787,187 shares (the “Shares”) of common stock, par value $0.01 per share (“Common Stock”), of the Corporation subject to issuance under the TESSCO Technologies Incorporated 2019 Stock and Incentive Plan (the “Plan”)

Ladies and Gentlemen:

In connection with the registration by the Corporation of the Shares under a Registration Statement on Form S-8 (the “Registration Statement”), filed on or about the date hereof with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), you have requested our opinion as to the matters set forth below.

We have acted as counsel to the Corporation in connection with the matters described herein.  In our capacity as counsel to the Corporation, we have reviewed and relied upon one or more certificates from the officers of the Corporation and on various certificates from, and documents filed in, the Office of the Secretary of State of the State of Delaware (the “Secretary”), including the certificate of incorporation of the Corporation, consisting of the Amended and Restated Certificate of Incorporation filed with the Secretary on September 29, 1993, the Certificate of Retirement filed with the Secretary on January 13, 1994, the Certificate of Amendment filed with the Secretary on July 20, 1994, the Certificate of Amendment filed with the Secretary on September 6, 1996, the Certificate of Correction of Certificate of Amendment filed with the Secretary on February 7, 2007, the Certificate of Designation filed with the Secretary on February 1, 2008 and the Certificate of Elimination filed with the Secretary on April 26, 2010.  We have also reviewed and are familiar with (a) the bylaws of the Corporation, (b) certain resolutions adopted or actions taken by the Board of Directors and stockholders of the Corporation and in full force and effect on the date hereof relating to the authorization and approval of the Plan and the authorization of the issuance and registration of the Shares (the “Resolutions”), (c) the Plan, (d) the Registration Statement and (e) such laws, records, documents, certificates, opinions and instruments as we deem necessary to render this opinion.

In rendering the opinion set forth below, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as certified, photostatic or conformed copies.  In addition, we have assumed that each person executing any instrument, document or certificate referred to herein on behalf of any party is duly authorized to do so. We have further assumed that upon and after giving effect to each issuance of any of the Shares (whether from authorized but unissued shares or from treasury shares), the total number of shares of Common Stock issued and outstanding plus the total number of treasury shares of the Corporation will not exceed the total number of shares of Common Stock that the Corporation is authorized to issue under its certificate of incorporation.

The Shares have been duly authorized for issuance pursuant to the Plan and, when issued and delivered upon receipt of the consideration therefor as contemplated by the Plan and otherwise in accordance with the Resolutions, will be legally issued, fully paid and nonassessable.

The foregoing opinion is limited to the substantive laws of the State of Delaware and we do not express any opinion herein concerning any other law.  We express no opinion as to the applicability or effect of any federal or state securities laws, including the securities laws of the State of Delaware.  To the extent that any matter as to which our opinion is expressed herein would be governed by the laws of any jurisdiction other than the State of Delaware, we do not express any opinion on such matter.

We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

We consent to the filing of this opinion as an exhibit to the Registration Statement.  In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Act.

Very truly yours,

/s/ Ballard Spahr LLP